UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2019

Beyond Commerce, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-52490 (Commission File Number)	98-0512515 (I.R.S. Employer Identification No.)

3773 Howard Hughes Pkwy, Suite: 500 Las Vegas, Nevada (Address of Principal Executive Offices)	89169 (Zip Code)

(702) 675-8022

(Registrant’s Telephone Number, Including Area Code)

(Former name, former address, and former fiscal year, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Smaller reporting company   ☒                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Beyond Commerce Submits Application to List on NASDAQ

Item 1.01. Beyond Commerce, Inc. Submits Application to List on Nasdaq

Las Vegas, NV ( April 15, 2019) – Beyond Commerce, Inc. (OTCQB: BYOC), (the “Company”), a global provider of B2B internet marketing analytics, technologies and services, is pleased to announce that the Company has submitted its application to list its common shares on the NASDAQ Capital Market (“NASDAQ”).

“Elevating the listing of our common stock to the NASDAQ Capital Market will provide us with access to a larger pool of capital, which is an important step forward in our mission to enhance shareholder value while complementing the operational progress we are making. As the Beyond Commerce story grows, the NASDAQ Capital Market listing is expected to increase the trading liquidity of our common stock, broaden our shareholder base and raise our profile in the investment community,” said Geordan Pursglove, Beyond Commerce’s Chief Executive Officer.

The listing of Beyond Commerce’s common shares on NASDAQ remains subject to the approval of NASDAQ and the satisfaction of all applicable listing and regulatory requirements.

Beyond Commerce’s common shares will continue to trade on the OTCQB under the ticker symbol BYOC until NASDAQ approval.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01 Exhibits
Exhibit No.	Description
99.1	Press Release Dated 4/15/2019
SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.
BEYOND COMMERCE, INC.

Date: April 15, 2019	By:	/s/ Geordan G. Pursglove
Geordan G. Pursglove, Chief Executive Officer, President and Director